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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-132016, 333-105336, 333-99481, 333-99353, 333-86164 and 333-77573 on Form
S-8, Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4 of TD AMERITRADE Holding Corporation of our reports dated November 15, 2006, relating to the consolidated financial statements of TD AMERITRADE Holding Corporation, TD AMERITRADE Holding Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TD AMERITRADE Holding Corporation (which report expresses an unqualified opinion on the effectiveness of the Company's internal control over financial reporting) appearing in this Annual Report on Form 10-K of TD AMERITRADE Holding Corporation for the year ended September 29, 2006.

                                              /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 15, 2006